UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): April 5, 2007

CANDELA CORPORATION

(Exact Name of Registrant as Specified in Its Charter)

Delaware

(State or Other Jurisdiction of Incorporation)

000-14742	04-2477008
(Commission File Number)	(I.R.S. Employer Identification Number)

530 Boston Post Road, Wayland, Massachusetts	01778
(Address of Principal Executive Offices)	(Zip Code)

(508) 358-7400

(Registrant’s Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

5.02(e) Compensatory arrangements of certain officers

On April 5, 2007, the Compensation Committee approved an Amended and Restated Employment Agreement, dated April 5, 2007, between the Company and Mr. Gerard E. Puorro.  In general, the changes contained in the Amended and Restated Agreement provide that: (i) all salary, bonus and benefits provided to Mr. Puorro shall be approved by the Compensation Committee or the full Board of Directors from time to time (so that the Agreement need not be amended to recite a specific amount every time a change is made by the Compensation Committee); and (ii) Mr. Puorro’s severance for the second year following his termination shall be at one-hundred percent of his monthly salary at the time of termination, provided that a successor Chief Executive Officer has been hired prior to Mr. Puorro’s termination date (in the absence of which Mr. Puorro’s severance for the second year would remain at  50 percent ).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CANDELA CORPORATION

By:	/s/ F. Paul Broyer
F. Paul Broyer
Senior Vice President, Finance & Administration, and Chief Financial Officer (principal financial and accounting officer)

Date:  April 11, 2007